As filed with the Securities and Exchange Commission on ______, 2007

                                                Commission File No. 333-143512

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                                 AMENDMENT NO. 3


                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                               TARA MINERALS CORP.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

      Nevada                           1031                      Applied For
--------------------           --------------------------   --------------------
(State or other jurisdiction   (Primary Standard Classi-        (IRS Employer
    of incorporation)            fication Code Number)           I.D. Number)

                                2162 Acorn Court
                                Wheaton, IL 60187
                                  630-462-2079
                    ------------------------- -------------
          (Address and telephone number of principal executive offices)

                                2162 Acorn Court
                                Wheaton, IL 60187
                 -------------------------- ------------------
(Address of principal place of business or intended principal place of business)

                           Francis Richard Biscan, Jr.
                                2162 Acorn Court
                                Wheaton, IL 60187
                                  630-462-2079
                    ------------------------- -------------
            (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate      Amount of
   to be                  to be      Price Per     Offering      Registration
Registered            Registered     Share (1)       Price           Fee
----------            ----------     ---------     ---------     ------------

Common stock (2)    6,581,000          $0.50      $3,290,500         $102
-----------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The per-share offering price was calculated based upon a price of $0.50 per share, which is the price that the shares will be offered prior to the time that a market develops for the Company's common stock.

(2) Shares of common stock offered by selling shareholders

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                               TARA MINERALS CORP.

                                  Common Stock

      By means of this prospectus a number of Tara Minerals' shareholders are offering to sell up to 6,581,000 shares of Tara Minerals' common stock at a price of $0.50 per share, which is the price that the shares will be offered prior to the time that a market develops for Tara Minerals' common stock. If and when Tara Minerals' common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

      Tara Minerals will not receive any proceeds from the sale of the common stock by the selling stockholders.

      As of the date of this prospectus there was no public market for Tara Minerals' common stock.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.














                 The date of this prospectus is _________, 2007.

                               PROSPECTUS SUMMARY

      Tara Minerals was incorporated in Nevada on May 12, 2006.

      Tara Minerals plans to explore and develop mining properties which may be productive of metals such as copper, lead and zinc. As of the date of this prospectus Tara Minerals had acquired three mining properties in Mexico.

           Tara Minerals' offices are located at 2162 Acorn Court, Wheaton, IL 60187. Tara Minerals' telephone number is 630-462-2079 and its fax number is 630-456-4135.


     Tara Minerals website is www.taraminerals.com. Tara Minerals is not a blank check company required to comply with Rule 419 of the Securities and Exchange Commission.


The Offering

      By means of this prospectus a number of Tara Minerals' shareholders are offering to sell up to 6,581,000 shares of its common stock at a price of $0.50 per share. If and when Tara Minerals' common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on Tara Minerals' beliefs as well as assumptions made by and information currently available to Tara Minerals. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      The securities being offered involve a high degree of risk. Prospective investors should consider the following risk factors which affect Tara Minerals' business and this offering. If any of the risks discussed below materialize, shares of Tara Minerals' common stock could decline in value or become worthless.

Risk Factors Related to Tara Minerals' Business.

TARA MINERALS IS IN THE EXPLORATION STAGE, HAS CONDUCTED ONLY LIMITED OPERATIONS, AND MAY NEVER BE PROFITABLE. As of the date of this prospectus Tara
Minerals:

     o    had not generated any revenue, and
     o    did not have any probable or proven reserves.

      Tara Minerals may not be able to implement its business plan, may never be profitable, and the shares which may be sold in this offering may not have any value.

THE FAILURE OF TARA MINERALS TO OBTAIN CAPITAL MAY SIGNIFICANTLY RESTRICT ITS PROPOSED OPERATIONS. The capital required for exploration and development of mining properties is substantial. Even if Tara Minerals finds a valuable deposit of minerals, it may be several years before production is possible.

      This Offering is being conducted on a "best efforts" basis. There is no minimum number of shares required to be sold in this Offering. If only a small number of shares are sold (and absent funding from any other source), the amount received from investors may not provide any significant benefit to Tara Minerals. Even if all shares offered are sold, Tara Minerals may need to obtain additional capital until the time, if ever, that it is able to earn a profit.

      Tara Minerals does not know what the terms of any future capital raising may be but any future sale of Tara Minerals Tara Minerals' equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. The failure of Tara Minerals to obtain the capital which it requires will result in the slower implementation of Tara Minerals' business plan or the inability of Tara Minerals to implement its business plan. Tara Minerals may not be able to obtain the capital which it will need.

TARA MINERALS' EARNINGS WILL BE AFFECTED BY THE PRICE OF COPPER, LEAD, ZINC AND SILVER. Tara Minerals' revenues will primarily be derived from the sale of metals such as copper, lead, zinc and silver. As a result, Tara Minerals' earnings will be directly related to the prices of these metals which are affected by numerous factors including:

     o    expectations for inflation;
     o    speculative activities;
     o    relative exchange rate of the U.S. dollar;
     o    global and regional demand and production;
     o    political and economic conditions; and
     o    production costs in major producing regions.

      These factors are beyond Tara Minerals' control and are impossible to predict. If the market prices for these metals fall below the costs to produce them for a sustained period of time, Tara Minerals may have to discontinue its exploration, development or mining operations.

THE EXPLORATION AND DEVELOPMENT OF NEW ORE BODIES MAY COST MORE AND PROVIDE LESS RETURN THAN ESTIMATED. Tara Minerals' operations will be dependent to a large extent on its ability to explore for and develop new ore bodies and/or expand existing mining operations. Before it can begin a development project, Tara Minerals Tara Minerals must first determine whether it is economically feasible to do so. This determination will be based on estimates of several factors, including:

     o    reserves;
     o    expected recovery rates of metals from the ore;
     o    facility and equipment costs;
     o    capital and operating costs of a development project;
     o    future metals prices;
     o    comparable facility and equipment costs; and
     o    anticipated climate conditions.

      Some mining prospects may have no operating history upon which to base any estimates, in which case estimates will be based in large part on Tara Minerals' interpretation of geological data, a limited number of drill holes, and other sampling techniques. Actual operating costs and returns from a development project may differ substantially from estimates, causing the project to be uneconomical.

TARA MINERALS' EXPLORATION EFFORTS MAY NOT BE SUCCESSFUL. Tara Minerals must continually replace ore reserves depleted by production. Tara Minerals' ability to replace depleted ore reserves will depend on the success of its exploration program. Mineral exploration is highly speculative, involves many risks and is often nonproductive. Even if Tara Minerals finds a valuable deposit of minerals, it may be several years before production is possible.

      During that time, it may not be economically feasible to mine and process mineral deposits. Establishing ore reserves requires substantial capital expenditures and, in the case of new properties, to construct mining and processing facilities. As a result of these costs and uncertainties, Tara Minerals may never be profitable.

TARA MINERALS WILL FACE STRONG COMPETITION FROM OTHER MINING COMPANIES FOR THE ACQUISITION OF PROPERTIES. Mines have limited lives and as a result, Tara Minerals must continually seek to replace and expand reserves through the acquisition of new properties. In addition, there is a limited supply of desirable mineral lands available in the Mexico and other areas where Tara Minerals would consider conducting exploration and/or production activities. Tara Minerals will face strong competition for new properties from other mining companies, many of which have greater financial resources than Tara Minerals. As a result, Tara Minerals may be unable to acquire attractive new mining properties on terms that considered acceptable.

THE UNAVAILABILITY OF PERSONNEL, MATERIAL OR EQUIPMENT WOULD PREVENT THE EXPLORATION AND DEVELOPMENT OF TARA MINERALS' PROPERTIES. Tara Minerals does not plan to hire any additional employees to implement its business plan but rather plans to use independent contractors for its mining operations. In addition, all material and equipment used in its mining operations will be obtained from unrelated third parties. However, shortages of qualified personnel, material and equipment needed for Tara Minerals' mining operations could interfere with Tara Minerals' exploration and development plans and, consequently, Tara Minerals may incur costs in excess of those anticipated as well as delays in its mining operations. Additionally, because the contractors who will provide services to Tara Minerals may be involved in mining activities for others, to the extent the contractors can obtain only a limited supply of a necessary item, they may use the item for mining operations unrelated to Tara Minerals' properties.

THE TITLES TO SOME PROPERTIES MAY BE DEFECTIVE, IN WHICH CASE TARA MINERALS MAY NOT BE ABLE TO PRODUCE ORE FROM THE PROPERTIES. Mining properties located in foreign countries may constitute a significant portion of Tara Minerals' property holdings. The validity of the title to mining properties in foreign countries is often uncertain and may be contested. In accordance with mining industry practice, Tara Minerals will not generally obtain title opinions until it decides to develop a property. Therefore, while Tara Minerals will attempt to acquire satisfactory title to undeveloped properties, some titles may be defective.

TARA MINERALS' OPERATIONS MAY BE ADVERSELY AFFECTED BY RISKS AND HAZARDS ASSOCIATED WITH THE MINING INDUSTRY. Tara Minerals' business will be subject to a number of risks and hazards including:

     o    environmental hazards;
     o    political and country risks;
     o    industrial accidents;
     o    labor disputes;
     o    unusual or unexpected geologic formations;
     o    cave-ins;
     o    explosive rock failures; and
     o flooding and periodic interruptions due to inclement or hazardous weather conditions.

      These risks could result in:

     o    damage  to  or   destruction   of  mineral   properties  or  producing
          facilities;
     o    personal injury;
     o    environmental damage;
     o    delays in mining;
     o    monetary losses; and
     o    legal liability.

      However, Tara Minerals may not be able to obtain insurance to protect itself against future losses, particularly if there is a significant increase in the cost of premiums. Insurance against environmental risks may generally be either unavailable or too expensive, in which case Tara Minerals would not maintain environmental insurance. To the extent Tara Minerals is subject to environmental liabilities, it would have to pay for these liabilities. Moreover, in the event that Tara Minerals is unable to fully pay for the cost of remedying an environmental problem, Tara Minerals might be required to suspend operations or enter into other interim compliance measures.

TARA MINERALS MAY BE UNABLE TO CONDUCT MINING OPERATIONS IF IT IS UNABLE TO OBTAIN REQUIRED GOVERNMENT PERMITS. In the ordinary course of business, mining companies are required to obtain government permits for mining operations. Obtaining the necessary government permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. The duration and success of efforts to obtain permits will be contingent upon many variables not within Tara Minerals' control. Obtaining environmental protection permits, including the approval of reclamation plans, may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. Tara Minerals may not be able to obtain all permits necessary for its mining operations and, if obtained, the costs involved may exceed those previously estimated. It is possible that the costs and delays associated with the compliance with applicable standards and regulations could become so significant that Tara Minerals would not proceed with the development or operation of a mine or mines.

TARA MINERALS WILL FACE SUBSTANTIAL GOVERNMENTAL REGULATION AND ENVIRONMENTAL RISKS, WHICH COULD CAUSE TARA MINERALS TO SPEND SUBSTANTIAL AMOUNTS OF MONEY. Tara Minerals' business will be subject to extensive laws and regulations governing development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters.

      Tara Minerals may be required to maintain reserves for costs associated with mine closure, reclamation of land and other environmental matters. Future expenditures related to closure, reclamation and environmental expenditures are difficult to estimate due to:

     o the uncertainties relating to the costs and remediation methods that will be required in specific situations;
     o    the possible  participation of other potentially  responsible parties;
          and
     o    changing environmental laws, regulations and interpretations.

      Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities. The amount of the financial assurances and the amount required to be set aside as collateral for financial assurances are dependent upon a number of factors, including reclamation cost estimates. Tara Minerals may be unable to maintain the financial assurances which may be required.

TARA MINERALS' OFFICERS HAVE LIMITED MINING EXPERIENCE AND DO NOT PLAN TO DEVOTE THEIR FULL TIME TO TARA MINERALS' BUSINESS. The President of Tara Minerals is Francis Richard Biscan, Jr. Although Tara Minerals plans to hire experienced geologists and contractors, Mr. Biscan has only limited experience in mining. In addition, since Tara Minerals' officers plan to devote only a portion of their time to its business, Tara Minerals' chances of being profitable will be less than if it had full time management. Notwithstanding the above, the loss of Mr. Biscan, whether as a result of death, disability or otherwise, may have a material adverse effect upon Tara Minerals' business.

TARA MINERALS' PRINCIPAL SHAREHOLDER OWNS A CONTROLLING INTEREST IN TARA MINERALS' COMMON STOCK. Tara Gold Resources Corp. owns 80% of Tara Minerals' outstanding common stock and is able to control the election of directors, the appointment of officers, and the outcome of other corporate actions requiring shareholder approval. As a result of this concentration of ownership, other shareholders do no have the voting power to change management, even if a change in management would be perceived by the investment community as being beneficial.

Risk Factors Related to this Offering

AS OF THE DATE OF THIS PROSPECTUS THERE WAS NO PUBLIC MARKET FOR TARA MINERALS' COMMON STOCK AND IF NO PUBLIC MARKET DEVELOPS, PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS MAY BE UNABLE TO SELL THEIR SHARES. If purchasers are unable to sell their shares, purchasers may never be able to recover any amounts which they paid for Tara Minerals' shares.

BECAUSE THERE IS NO PUBLIC MARKET FOR TARA MINERALS' COMMON STOCK, THE PRICE FOR THE SHARES, DOES NOT BEAR ANY RELATIONSHIP TO TARA MINERALS' ASSETS, BOOK VALUE OR NET WORTH, AND MAY BE GREATER THAN THE PRICE WHICH INVESTORS IN THIS OFFERING MAY RECEIVE WHEN THEY RESELL THEIR SHARES. Accordingly, the offering price of Tara Minerals' common stock should not be considered to be any indication of the value of its shares. The factors considered in determining the offering price included Tara Minerals' future prospects and the likely trading price for its common stock if a public market ever develops.

SHOULD A MARKET FOR TARA MINERALS' COMMON STOCK EVER DEVELOP, DISCLOSURE REQUIREMENTS PERTAINING TO PENNY STOCKS MAY REDUCE THE LEVEL OF TRADING ACTIVITY IN THE MARKET FOR TARA MINERALS' COMMON STOCK AND INVESTORS MAY FIND IT DIFFICULT TO SELL THEIR SHARES. If a market ever develops for Tara Minerals' common stock, trades of its common stock will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

                       DILUTION AND COMPARATIVE SHARE DATA

      As of October 31, 2007 Tara Minerals had 36,581,000 outstanding shares of common stock, which had a book value of approximately $0.03 per share. These shares were sold for cash of $2,540,500 and services rendered.

      The following table illustrates per share dilution and the comparative stock ownership of Tara Minerals' stockholders as compared to the investors in this offering, assuming all shares offered by this prospectus are sold.

Shares outstanding as of October 31, 2007                        36,581,000

Shares to be sold in this offering                                6,581,000

Net tangible book value per share at as of
   October 31, 2007                                                   $0.03

Offering price, per share                                             $0.50

Dilution to purchasers of shares offered by this prospectus           $0.47

Equity ownership by purchasers of shares offered by
  this prospectus                                                        18%


      The following table shows the amount paid by the present shareholders of Tara Minerals for their shares of Tara Minerals' common stock as of opposed to investors in this offering:

      Name                                     Price Paid Per Share

      Tara Gold Resources Corp.                       Nil
      Private Investors                             $0.50
      Qualico Capital Corp.                    Services rendered, and
                                               valued at $0.50 per share

                     MARKET FOR TARA MINERALS' COMMON STOCK.

      Tara Minerals' common stock is not quoted on any exchange and there is no public trading market for its shares.

      As of October 31, 2007, Tara Minerals had 36,539,200 outstanding shares of common stock and 72 shareholders. Except for the options shown in the "Management" section of this prospectus, Tara Minerals does not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of its capital stock.

      All of the outstanding shares of Tara Minerals are restricted securities. The 30,000,000 shares owned by Tara Gold Resources may be sold in accordance with Rule 144 of the Securities and Exchange Commission. The other outstanding shares may be sold in accordance wit Rule 144 beginning in December 2007.

      Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors. Tara Minerals' Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend. No dividends have ever been declared and it is not anticipated that dividends will ever be paid.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

      Tara Minerals was incorporated on May 12, 2006. During the period from its incorporation through July 31, 2007 Tara Minerals did not generate any revenue and incurred $104,757 in exploration expenses and $135,277 in operating and general administration expenses.

      Between December 2006 and February 2007 Tara Minerals raised $2,540,000 from the sale of 5,081,000 shares of its common stock to private investors.

      Tara Minerals' plan of operation during the twelve months following the date of this prospectus is described in the "Business" section of this prospectus.

      Tara Minerals anticipates that its capital requirements for the twelve months following the date of this prospectus will be:

      Exploration and Development - Pilar de Mocoribo property        $75,000
      Property payments and taxes - Pilar de Mocoribo property        322,000
      Exploration and Development - Don Ramon property                900,000
      Exploration and Development - Las Nuvias property                25,000
      General and administrative expenses                             275,000
                                                                   ----------
           Total                                                   $1,597,000
                                                                   ==========

     Tara Minerals believes that its cash on hand will satisfy its working capital needs until August 2008. After that time, Tara Minerals, if it is unable to find joint venture partners to fund all or part of the exploration and development costs of its properties, will need to obtain additional capital.

      Tara Minerals' future plans will be dependent upon the amount of capital available to Tara Minerals and the extent to which Tara Minerals is able to have joint venture partners pay the costs of exploring and developing its mining properties.

      Tara Minerals does not anticipate that it will need to hire any employees during the twelve month period following the date of this prospectus.

      Tara Minerals does not have any commitments or arrangements from any person to provide Tara Minerals with any additional capital. If additional financing is not available when needed, Tara Minerals may continue to operate in its present mode or Tara Minerals may need to cease operations. Tara Minerals does not have any plans, arrangements or agreements to sell its assets or to merge with another entity.

      See Note 1 to the financial statements included as part of this prospectus for a description of Tara Minerals' accounting policies and recent accounting pronouncements.

                                    BUSINESS

      Tara Minerals plans to explore and develop mining properties which may be productive of copper, lead, zinc and other industrial metals. Tara Minerals was incorporated in Nevada on May 12, 2006 and is in the exploration stage.

      As of the date of this prospectus Tara Gold Resources Corp., which is also engaged in the exploration and development of mining properties in Mexico, owned 80% of Tara Minerals' common stock. The reason Tara Gold formed Tara Minerals was that, in the opinion of Tara Gold, some investors prefer gold and silver projects, while others prefer lead, zinc and silver projects. Consequently, capital may be easier to obtain by separating gold properties from industrial metal properties. In this regard, Tara Gold has the first right to acquire any gold or silver prospects and Tara Minerals has the first right to acquire any industrial metal prospects.

      At some point in the future Tara Gold may distribute its shares in Tara Minerals to its shareholders. By doing so, the shareholders of Tara Gold will own two public corporations, one of which is involved in the exploration of gold and silver properties and the other of which is involved in the exploration of industrial metal properties. However, there is no commitment on the part of Tara Gold to distribute its shares in Tara Minerals and the distribution of these shares may never occur.

      Tara Minerals plans to acquire low-cost properties that have the potential to yield high returns. After acquiring a property and selecting a possible exploration area through its own efforts or with others, Tara Minerals will typically compile reports, past production records and geologic surveys concerning the area. Tara Minerals may then undertake a field exploration program to determine whether the area merits work. Initial field exploration on a property normally consists of geologic mapping and geochemical and/or geophysical surveys, together with selected sampling to identify host environments that may contain specific mineral occurrences. If an area shows promise, geologic drilling programs will be undertaken in an effort to locate the existence of economic mineralization. If mineralization is delineated, further work will be undertaken to estimate ore reserves, evaluate the feasibility for the development of the mining project, obtain permits for commercial development, and, if the project appears to be economically viable, proceed to place the deposit into commercial production.

      The capital required for exploration and development of mining properties is substantial. Tara Minerals plans to finance its future operations through joint venture arrangements with third parties (generally providing that the third party will obtain a specified percentage of Tara Minerals' interest in a certain property in exchange for the expenditure of a specified amount), the sale by Tara Minerals of interests in properties, and by the sale of common stock.

      The exploration and development of properties that are joint ventured with third parties are normally managed by one of the joint venture participants which is designated as the operator. The operator of a mining property generally provides all labor, equipment, supplies and management on a cost plus fee basis and often must perform specific tasks over a specified time period. Separate fees may be charged to the joint venturers by the operator and, once certain conditions are met, the joint venturers are typically required to pay the costs in proportion to their interests in the property.

      Tara Minerals' properties will typically consist of a variety of interests including, properties located in foreign countries and unpatented and patented claims held under lease or owned by Tara Minerals. Typically, the rights to properties which Tara Minerals may acquire will be sub-surface rights which will allow Tara Minerals to explore for, and if warranted, develop the property. See "Mexican Mining Laws and Regulations" in this section of the prospectus for information concerning use of surface rights in Mexico for mining operations.

      In connection with the acquisition of a property, Tara Minerals may conduct limited reviews of title and related matters and obtains certain representations regarding ownership. Although Tara Minerals plans to conduct reasonable investigations (in accordance with standard mining practice) of the validity of ownership, it may be unable to acquire good and marketable title to its properties.

       Mines have limited lives, which is an inherent risk in the mining business. Although Tara Minerals plans to acquire other mining properties, there is a limited supply of desirable mineral lands available in Mexico where Tara Minerals would consider conducting exploration and/or production activities. In addition, Tara Minerals faces strong competition for new properties from other mining companies, many of which have substantial financial resources, and Tara Minerals may be unable to acquire attractive new mining properties on terms that are considered acceptable.

      Tara Minerals owns 99.9% of the capital stock of American Metal Mining S.A. de C.V., a Mexican corporation. All of Tara Minerals' operations in Mexico are conducted through American Metals Mining since Mexican law provides that only Mexican corporations are allowed to own mining properties.However, when the Pillar de Mocoribo, Don Ramon and Lourdes and Las Nuvias properties were acquired in September and October 2006, American Metal Mining had not been incorporated. As a result, the mining properties owned by Tara Minerals were acquired by Corporacion Amermin, S.A. de C.V., the Mexican subsidiary of Tara Gold. These properties were transferred to American Metal Mining after its formation in December 2006. All references to Tara Minerals include the operations of American Metals Mining.

      As of October 31, 2007 Tara Minerals had a 100% interest in the mining properties listed below. Although Tara Minerals believes that each of these properties has deposits of copper, lead or zinc, the properties are in the exploratory state, do not have any known reserves, and may never produce any of these metals in commercial quantities.

      The properties are located in the northern part of the La Reforma Mining District of northeastern Sinaloa State, Mexico. The predominate rocks in the area are Upper Jurassic-Lower Cretaceous cabonate (limestone) rocks and Tertiary granitic intrusives. The La Reforma Mining District has been mined for more than 300 years, with substantial amounts of precious and base metals produced from numerous mines. In the opinion of Tara Minerals, the district has never been properly explored using present day, industry standard, exploration methods, including geochemistry, geophysics, and geology. Tara Minerals feels that this area may potentially host base metals that were never discovered or exploited due in part to market conditions, lack of technology, and lack of funding.

      All of Tara Minerals projects are located approximately 25 kilometres from the town of Choix, Sinaloa State, Mexico. The properties are accessed by driving a 4x4 vehicle on Sinaloa State maintained roads along the north side of the Rio Fuerte River to the village of Altamira, located in the center of the La Reforma Mining District. From Altamira, the road trends due north to the village of Mocoribo. The properties can then be reached by hiking two kilometers from the village.

      In October 2006 Tara Minerals' three properties were visited in the field by a professional geologist with experience in mineral assessment and property evaluations in Chihuahua, Durango, Sinaloa and Sonora, Mexico.

      The proposed exploration program for each property will consist of rock-chip sampling, soil geochemistry, geological mapping, a geophysical survey, trenching, drilling, and resource calculation. The exploration program will take place in phases, with some phases occuring simultaneously. Rock chip and soil geochemistry will be initiated first to test and define the mineralization. This will be followed up with a CSAMT (Controlled-Source Audio-Frequency Magneto Telluric) to test the extent and depth of sulfide mineralization those would host copper, lead or zinc. The CSAMT is an industry standard geophysical technique that has been used successfully to identify carbonate deposits in Mexico and other locations. Upon completion of the exploration program, and if results are positive, a drilling program will begin. Drilling results will then be evaluated and a mineral resource calculation will be made.

      As of October 31, 2007 no equipment, plants or other facilities were located on any of the properties. Water and power will need to be brought to the properties via water trucks and portable electrical generating equipment to further explore the prospects.

      Although as of the date of this prospectus Tara Minerals had not hired any independent contractors to conduct exploration work on its properties, Tara Minerals will contract with qualified personnel to conduct and supervise all aspects of its exploration program.

      The exploration program on the properties will be funded either through Tara Mineral's cash on hand, proceeds from the sale of Tara Minerals' common stock, or funds obtained from a joint venture partner.

      In Mexico land size is denominated in hectares and weight is denominated in tonnes. One hectares is equal to approximately 2.47 acres and one tonne is equal to 2,200 pounds.

Pilar de Mocoribo Prospect
--------------------------

      The Pilar de Mocoribo prospect was acquired in September 2006 from an unrelated third party for $800,000 (executive of value added tax), which amount is to be paid in accordance with the following schedule:

                  2006                    $   135,000
                  2007                        235,000
                  2008                        155,000
                  2009                        275,000
                                         ------------
                                            $ 800,000
                                         ============

       The Pilar de Mocoribo prospect is 1,260 hectares in size. Preliminary evaluation of the property has identified a series of parallel NE trending mineralized structures that can be traced for more than 300 meters. These mineralized structures lie within a complex suite of volcanic-granitic and sedimentary (carbonate) rocks.

      As of October 31, 2007 a preliminary rock-chip sampling program, at a cost of approximately $9,000 has been completed on the property.

      The following shows the timing and estimated cost for the present exploration plan for this property:

      Phase                      Projected Completion     Estimated Cost
      -----                      --------------------     --------------

      Mapping and sampling            March 2008            $75,000

Don Ramon and Lourdes Concession
--------------------------------

     The Don Ramon and Lourdes concession, comprised of 331 hectares, was acquired in October 2006 from an unrelated third party for approximately $522,000, plus value added taxes of approximately $78,000. The purchase price was paid in full in January 2007.

      Preliminary evaluation of the property has identified an abandoned mine and extensive sulfide mineralization within a complex suite of volcanic-granitic and sedimentary rocks.

      Detailed surface sampling and road construction have been completed a cost of approximately $172,000.

      Initial technical assessment work has begun at the property, including identification of all permits needed to move towards active mining, locating water sources, assessing options and costs associated with the design of various mining systems, mill configurations and mill/pad locations.

      The following shows the timing and estimated cost for the present exploration plan for this property:

       Phase                     Projected Completion     Estimated Cost
       -----                     --------------------     --------------

      Mine engineering study,
      economic feasibility study,   December 2007          $125,000
      plant design

Las Nuvias Concession

      The Las Nuvias prospect is 41 hetares in size and was acquired for $115,000 in October 2006 from an unrelated third party. The purchase price was paid in full in January 2007.

      Preliminary evaluation of the property has identified an abandoned prospect with historic vein-type mineralization occurring within an older complex suite of volcanic-granitic and sedimentary rocks.

      As of October 31, 2007 a preliminary rock-chip sampling program, at a cost of approximately $9,000 has been completed on the property. Since this property is directly south of the Don Ramon and Lourdes concession, Tara Minerals plans to delay any further work on this property pending further evaluation of the Don Ramon and Lourdes concession.

United States Mining Laws and Regulations
-----------------------------------------

      In the United States, unpatented mining claims on unappropriated federal land may be acquired pursuant to procedures established by the Mining Law of 1872 and other federal and state laws. These acts generally provide that a citizen of the United States (including corporations) may acquire a possessory right to develop and mine valuable mineral deposits discovered upon unappropriated federal lands, provided that such lands have not been withdrawn from mineral location, e.g., national parks, military reservations and lands designated as part of the National Wilderness Preservation System. The validity of all unpatented mining claims is dependent upon inherent uncertainties and conditions. These uncertainties relate to such non-record facts as the sufficiency of the discovery of minerals, proper posting and marking of boundaries, and possible conflicts with other claims not determinable from descriptions of record. Prior to discovery of a locatable mineral thereon, a mining claim may be open to location by others unless the owner is in possession of the claim.

      The domestic exploration programs conducted by Tara Minerals will be subject to federal, state and local environmental regulations. The United States Forest Service and the Bureau of Land Management extensively regulate mining operations conducted on public lands. Most operations involving the exploration for minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state, and local governmental authorities as well as the rights of adjoining property owners. Tara Minerals may be required to prepare and present to federal, state, or local authorities data pertaining to the effect or impact that any proposed exploration or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly and time-consuming, and may delay commencement or continuation of exploration or production operations.

      Future legislation and regulations are expected to continue to emphasize the protection of the environment, and, as a consequence, the activities of Tara Minerals may be more closely regulated to further the cause of environmental protection. Such legislation and regulations, as well as future interpretation of existing laws, may require substantial increases in capital and operating costs to Tara Minerals and may result in delays, interruptions, or a termination of operations, the extent of which cannot be predicted.

      Mining operations in the United States are subject to inspection and regulation by the Mine Safety and Health Administration of the Department of Labor (MSHA) under provisions of the Federal Mine Safety and Health Act of 1977.

      Tara Minerals' operations will also be subject to regulations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA or Superfund), which regulates and establishes liability for the release of hazardous substances, and the Endangered Species Act (ESA), which identifies endangered species of plants and animals and regulates activities to protect these species and their habitats. Tara Minerals may incur expenditures for land reclamation pursuant to federal and state land restoration laws and regulations. Under certain circumstances, Tara Minerals may be required to close an operation until a particular problem is remedied or to undertake other remedial actions.

Mexican Mining Laws and Regulations
-----------------------------------

      In Mexico, Article 27 of the Mexican Constitution grants the ownership of essentially all minerals to the Mexican nation. The right to exploit those minerals is given to private parties through concessions issued by the Mexican government. The current Mining Law of Mexico was enacted in 1992. Concessions are granted on mining lots, the sides of which measure 100 meters, or a multiple of 100, except when adjoining lots (granted when there were no size requirements) require a smaller size. An exploration concession is granted to the first applicant that meets the requirements of the Mining Law, the most important of which is that the claimed area is deemed to be "free land". Under the Mining Law, areas that are already covered by mining concessions or applications for mining concessions are not free, as well as reserved areas such as the coast and the seabed.

      Exploration mining concession applications are filed at government offices. Exploration concessions are valid for six years and give their holders the right to carry out exploration work. While the concessionaire may keep the minerals obtained in the course of the exploration work, the mine may not be put into production. If the concessionaire wishes to continue exploration work beyond six years, or wishes to go into production, the concessionaire may, at any time before the expiration of the six year term, request an exploitation concession, which is valid for 50 years and renewable once for a similar term.

      Mining concessions do not grant the holder right to enter or use the surface land of the mining lots. It is therefore necessary to obtain the permission of the surface owner for that purpose. Typically, a verbal authorization with no consideration is granted for prospecting and sample gathering. A simple letter agreement or contract is normally used for drilling, trenching, or basic road building. For more advanced exploration activities, a small monetary consideration is normally required. In some cases the concessionaire is also required to make minor improvements which benefit the local community such as fixing a road or fence or building an earthen dam. Building and operating a mine requires a more formal agreement. If an agreement cannot be reached with the surface owner, the Mining Law gives the concessionaire the right to request a temporary occupation of the land or an expropriation (or an easement for the construction of roads, power lines, water pipes, etc.). Compensation is set through an appraisal made by the federal government.

      A concessionaire's most important obligation is the performance of assessment work on the mining lots. A minimum amount of assessment work measured in monetary terms must be performed each year, depending on the size of the mining lot and, for an exploration mining concession, the number of years elapsed since its issue, pursuant to minimum investment tables established by the Mexican government. Assessment work may be done either through expenditures or the sale of minerals. A report must be filed in May of every year regarding the work for the previous calendar year. Lack of performance of the minimum work will result in the cancellation of the concession; payment to the government in lieu of required assessment of work is not allowed.

      Concessionaires must comply with federal environmental regulations which generally require that mining activities be subject to an environmental impact statement authorization. Normally an environmental impact statement authorization can be obtained in six to twelve months from the date of its filing. However, mining operations which do not exceed levels established by the Mexican government are not required to file an environmental impact statement.

      The Mining Law forbids concessionaires from removing mine timbering and supports and requires compliance with all safety rules promulgated by the Mexican government.

      Mexican and foreign individuals, as well as Mexican corporations, are allowed to hold mining concessions. Although foreign corporations may not hold mining concessions, foreign corporations may, however, own Mexican corporations.

General
-------

      Tara Minerals' offices are located at 2162 Acorn Court, Wheaton, IL 60187 and consist of approximately 150 square feet of office space are supplied free of charge by Francis Richard Biscan, Jr., the President of Tara Minerals.

      As of October 31, 2007 the only employees of Tara Minerals were its two officers.

      Tara Minerals' website is www.taraminerals.com.

                                       MAP



----------------------------
                            ]
                            ]                      [  ]   Pilar de Mocoribo
    Choix, Sinaloa          ]
     State, Mexico          ]                      [  ]   Don Ramon and Lourdes
                            ]
                            ]                      [  ]   Las Nuvias
----------------------------



Tara Minerals mining properties are located approximately 25 kilometers East of Choix, Mexico.

                                   MANAGEMENT

    Name                 Age   Position
    ----                 ---   --------

    Francis R. Biscan     46   President, Chief Executive Officer and a Director
    Clifford A. Brown     56   Principal Financial Officer and a Director

      The directors of Tara Minerals serve in such capacity until the first annual meeting of Tara Minerals' shareholders and until their successors have been duly elected and qualified. The officers of Tara Minerals serve at the discretion of Tara Minerals' directors.

      The principal occupations of Tara Minerals' officers, directors and consultants, during the past several years, are as follows:

Francis Richard Biscan Jr. has been an officer and director of Tara Minerals since May 2006. Between 1997 and August 2003 Mr. Biscan was an independent financial consultant, providing advice to public and private companies in the areas of capital formation and mergers and acquisitions. Mr. Biscan has also been an officer and director of Tara Gold Resources Corp. since August 2003.

Clifford A. Brown has been an officer and director of Tara Minerals since May 2006. Since 1989 Mr. Brown has been the President of Clifford A. Brown and Co., a firm which provides accounting and consulting services and sells accounting software. Since 1993 Mr. Brown has served as the treasurer and Board member of Restoration Ministries, Inc., a non-profit corporation with 33 different ministries in Chicago. Mr. Brown has also been an officer and director of Tara Gold Resources Corp. since November 2004.

     Tara Minerals does not have a compensation committee. Tara Minerals' Board of Directors serves as its Audit Committee. Clifford A. Brown is Tara Minerals' financial expert. Since Mr. Brown is an officer and director of Tara Minerals, Mr. Brown is not independent as that term is defined in section 121(A) of the listing standards of the American Stock Exchange.

      None of Tara Minerals' directors are independent as that term is defined in section 121(A) of listing standards of the American Stock Exchange.

      Tara Minerals has not adopted a Code of Ethics applicable to its principal executive, financial, and accounting officers and persons performing similar functions. Tara Mineral does not believe it needs a Code of Ethics at this time since Tara Minerals has only two officers.

Executive Compensation

      The following table shows the compensation paid or accrued during the year ended October 31, 2007 to the executive officers of Tara Minerals.

                                                               All
                                                              Other
                                                              Annual
                                             Stock   Option   Compen-
Name and Principal  Fiscal  Salary   Bonus   Awards  Awards   sation
   Position          Year    (1)      (2)     (3)     (4)       (5)      Total
------------------  ------  ------   -----   ------  ------   -------    -----

Francis R. Biscan,    2007      --      --      --  $873,130       --  $873,130
President and
Chief Executive
Officer

Clifford A. Brown,    2007      --      --      --  $291,043       --  $291,043
Principal Financial
Officer

(1)  The dollar value of base salary (cash and non-cash) received.
(2)  The dollar value of bonus (cash and non-cash) received.
(3) During the periods covered by the table, the value of Tara Mineral's shares issued as compensation for services to the persons listed in the table.


(4) The value of all stock options granted during the periods covered by the table. See Note 6 to the financial statements included as part of this prospectus for details concerning the assumptions used in determining the value of these options. See the "Stock Option and Bonus Plans - Summary" section below for other information concerning these stock options.

(5) All other compensation received that Tara Minerals could not properly report in any other column of the table.

   Tara Minerals does not have an employment agreements with any of its officers.

      The following shows the amounts which Tara Minerals expects to pay to its officers during the twelve month period ending October 31, 2008, and the time these persons plan to devote to Tara Minerals' business. Tara Minerals does not have employment agreements with any of its officers.

                                         Proposed        Time to be Devoted to
      Name                             Compensation     Tara Minerals' Business
      ----                             ------------     -----------------------

      Francis Richard Biscan, Jr.         $60,000          20 hours / week
      Clifford A. Brown                   $24,000          20 hours / week

      Long-Term Incentive Plans. Tara Minerals does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

      Employee Pension, Profit Sharing or other Retirement Plans. Tara Minerals does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

      Compensation of Directors. Tara Minerals' directors did not receive any compensation for their services as directors during the fiscal year ended October 31, 2006.

Stock Option and Bonus Plans
----------------------------

      Tara Minerals has adopted stock option and stock bonus plans. A summary description of these plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. Tara Minerals' Incentive Stock Option Plan authorizes the issuance of shares of Tara Minerals' common stock to persons that exercise options granted pursuant to the Plan. Only Tara Minerals employees may be granted options pursuant to the Incentive Stock Option Plan. The option exercise price is determined by Tara Minerals' directors but cannot be less than the market price of Tara Minerals' common stock on the date the option is granted.

      Non-Qualified Stock Option Plan. Tara Minerals' Non-Qualified Stock Option Plan authorizes the issuance of shares of Tara Minerals' common stock to persons that exercise options granted pursuant to the Plan. Tara Minerals' employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Stock Bonus Plan. Tara Minerals' Stock Bonus Plan allows for the issuance of shares of common stock to it's employees, directors, officers, consultants and advisors. However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Summary. The following lists, as of October 31, 2007, the options granted pursuant to the Plans. Each option represents the right to purchase one share of Tara Minerals' common stock.

                              Total        Shares
                              Shares     Reserved for   Shares      Remaining
                             Reserved    Outstanding   Issued as  Options/Shares
Name of Plan                Under Plans    Options    Stock Bonus   Under Plans
------------                -----------  ------------ ----------- --------------

Incentive Stock Option Plan  1,000,000           --        N/A       1,000,000
Non-Qualified Stock Option
 Plan                        2,000,000    1,000,000        N/A       1,000,000
Stock Bonus Plan               750,000          N/A         --         750,000

      Tara Minerals' stock option and bonus plans have not been approved by its shareholders.

      The following lists the unexercised options which were outstanding as of October 31, 2007 and held by the Tara Minerals' officers and directors. All of the options listed below were granted on February 1, 2007 pursuant to Tara Minerals' Non-Qualified Stock Option Plan.

                                Shares underlying
                           unexercised options which are:
                           -----------------------------  Exercise   Expiration
Name                       Exercisable     Unexercisable    Price       Date
----                       -----------     -------------  --------   ----------

Francis Richard Biscan, Jr.   750,000             --        $0.05      2/01/10
Clifford A. Brown             250,000             --        $0.05      2/01/10

Transactions with Related Parties

      The following table lists all shares of Tara Minerals' common stock, which have been sold as of the date of this prospectus.

                             Number
Shareholder                 of Shares     Date       Consideration
-----------                 ---------    ------      -------------

Tara Gold Resources Corp.  30,000,000    5/25/06     $300
Qualico Capital Corp.       1,500,000    1/30/07     Investor relations services
Private Investors           5,081,000  12/06 to 2/07 $0.50 per share


      Tara Gold Resources Corp., the controlling shareholder of Tara Minerals, is also engaged in the exploration and development of mining properties in Mexico. Tara Gold Resources will have the first right to acquire any gold or silver mining prospects. Tara Minerals will have the first right to acquire any mining prospect which may be productive of metals other than gold or silver.

                             PRINCIPAL SHAREHOLDERS

      The following table lists, as of October 31, 2007, those persons owning beneficially 5% or more of Tara Minerals' common stock, the number and percentage of outstanding shares owned by each director and officer of Tara Minerals and by all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address                   Number of Shares (1)    Percent of Class
----------------                   --------------------    ----------------

Francis Richard Biscan, Jr. (2)       750,000                      2%
2162 Acorn Court
Wheaton, IL 60187

Clifford A. Brown (2)                 250,000                    0.7%
313 Arbor Avenue
West Chicago, IL 60185

Tara Gold Resources Corp. (2)       30,000,000                    82%
2162 Acorn Court
Wheaton, IL 60187

All officers and directors
 as a group (2 persons)              1,000,000                   2.7%

(1) Includes shares issuable upon the exercise of options held by the following persons:

                                     Shares Issuable Upon
        Name                          Exercise of Options
        ----                         --------------------

        Francis Richard Biscan, Jr.        750,000
        Clifford A. Brown                  250,000

(2) Francis Richard Biscan, Jr., and Clifford A. Brown control Tara Gold Resources Corp.

                              SELLING SHAREHOLDERS

      The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling shareholders". The selling shareholders acquired their shares from Tara Minerals in private transactions for cash at a price of $0.50 per share and, in the case of Qualico Capital Corp., for services rendered.

      Tara Minerals will not receive any proceeds from the sale of the shares by the selling shareholders. Tara Minerals will pay all costs of registering the shares offered by the selling shareholders. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                                          Share       Percentage
                                         Shares to be   Ownership      Ownership
                               Shares    Sold in this     After          After
Name                           Owned       Offering      Offering      Offering
----                           ------    ------------   ---------     ----------

Affrunti, Peter and/or Frances 10,000       10,000           --            --
Anderson, David                30,000       30,000           --            --
Anderson, Zak                  40,000       40,000           --            --
Bennett, Mary                  25,000       25,000           --            --
Boelander, Cal                400,000      400,000           --            --
Boerio, Michael                20,000       20,000           --            --
Boyce, Patrick                 20,000       20,000           --            --
Buckle, Albert                 30,000       30,000           --            --
Bucknell, Phillip              25,000       25,000           --            --
Corner, Dan and Cheryl          4,000        4,000           --            --
Cottone, Carol A.               3,000        3,000           --            --
Crona, Johan                   50,000       50,000           --            --
Crona, Nils                   100,000      100,000           --            --
Dhalander, Peter              200,000      200,000           --            --
Dhalander, Peter              300,000      300,000           --            --
Dopkey, Bob                    50,000       50,000           --            --
Drew, Warren                   40,000       40,000           --            --
Dropkin, Joel                 100,000      100,000           --            --
Eckart, Kile                  500,000      500,000           --            --
Finnigan, James R.             20,000       20,000           --            --
Finnigan, Robert               20,000       20,000           --            --

                                                          Share       Percentage
                                         Shares to be   Ownership      Ownership
                               Shares    Sold in this     After          After
Name                           Owned       Offering      Offering      Offering
----                           ------    ------------   ---------     ----------

Free, Dennis                    2,000        2,000           --            --
Frost, Stephen                 30,000       30,000           --            --
Hall, Marty                    30,000       30,000           --            --
Healey, Malcolm H.              5,000        5,000           --            --
Healy, Robert V.               10,000       10,000           --            --
Hearon, Mark                   10,000       10,000           --            --
Helper, Chaz                  600,000      600,000           --            --
HJB Enterprises Ltd.           20,000       20,000           --            --
Jarka, John                    10,000       10,000           --            --
Jester, Matt                   10,000       10,000           --            --
Kahovec, John                   2,000        2,000           --            --
Kahovec, Martin                10,000       10,000           --            --
Kahovec, Matt                 100,000      100,000           --            --
Kisler, Don                    30,000       30,000           --            --
Lancon, Brad A.                 6,000        6,000           --            --
Lancon, Brent J.                6,000        6,000           --            --
Lippoldt, Keith                20,000       20,000           --            --
Madden, Frank                  10,000       10,000           --            --
Majzner, Kurt                   6,000        6,000           --            --
Marcou, John                   20,000       20,000           --            --
Masluk, Oleh                    5,000        5,000           --            --
Metzel, Gerald                 40,000       40,000           --            --
Metzel, Jeff                    2,000        2,000           --            --
Metzel, Leonard               160,000      160,000           --            --
Norikane, Bob                  50,000       50,000           --            --
O'Connor, Michael T.           80,000       80,000           --            --
Oldenburger, John              40,000       40,000           --            --
O'Neil, Sarah                  20,000       20,000           --            --
Pillai, Sanjiv                 72,000       72,000           --            --
Pitts, Charles and Trudy       50,000       50,000           --            --
Pitts, Miles                   20,000       20,000           --            --
Prosi, Robert J.               20,000       20,000           --            --
Radice, Diane                   2,000        2,000           --            --
Saldanha, Steve                15,000       15,000           --            --
Sandeno, Mark                   6,000        6,000           --            --
Savage, Brian                 250,000      250,000           --            --
Senner, Mike                   20,000       20,000           --            --
Shoupestal, Gary               30,000       30,000           --            --
Siebolts, Dietmar             100,000      100,000           --            --
Smallwood, Kipp               100,000      100,000           --            --
Smith, Paul and Lucia         100,000      100,000           --            --
Stauffer, Franz                60,000       60,000           --            --
Stauffer, Franz                40,000       40,000           --            --

                                                          Share       Percentage
                                         Shares to be   Ownership      Ownership
                               Shares    Sold in this     After          After
Name                           Owned       Offering      Offering      Offering
----                           ------    ------------   ---------     ----------

Tedesco, Sergio                 5,000        5,000           --            --
Tsai, Wei Tek                 200,000      200,000           --            --
Tyson, Terry                  200,000      200,000           --            --
Victorin, Jim                 100,000      100,000           --            --
Walner, Phil                   20,000       20,000           --            --
Wechs, Martin                 160,000      160,000           --            --
Weniger, Carl                  30,000       30,000           --            --
Westphal, David                20,000       20,000           --            --
Zetmeir, Karl D.              100,000      100,000           --            --
Zurbuchen, George              40,000       40,000           --            --
Qualico Capital Corp.       1,500,000    1,500,000           --            --

      HJB Enterprises is controlled by Dr. Harold Diamond.

      Qualico Capital Corp. is controlled by Peter Lindhout.

      Qualico Capital Corp. provides investor relations services to the Company. Except as noted above, no selling shareholder has, or had, any material relationship with Tara Minerals, or Tara Minerals' officers or directors. To Tara Minerals' knowledge, no selling shareholder is affiliated with a broker dealer.

Plan of Distribution

      The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. Since as of the date of this prospectus no market exists for Tara Minerals' common stock, sales by the selling shareholders, until Tara Minerals' common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, will be made at a price of $0.50 per share. If and when Tara Minerals' common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither Tara Minerals nor the selling stockholders can presently estimate the amount of such compensation. Notwithstanding the above, no NASD member will charge commissions that exceed 8% of the total proceeds from the sale.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      If any selling shareholder enters into an agreement to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, Tara Minerals will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. Tara Minerals will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

      Tara Minerals has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. Tara Minerals has also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". Tara Minerals has also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

      Tara Minerals is authorized to issue 75,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of Tara Minerals' assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by Tara Minerals. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

                                LEGAL PROCEEDINGS

      Tara Minerals is not involved in any legal proceedings and Tara Minerals does not know of any legal proceedings which are threatened or contemplated.

                                 INDEMNIFICATION

      The Bylaws of Tara Minerals authorize indemnification of a director, officer, employee or agent of Tara Minerals against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of Tara Minerals' who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Tara Minerals' pursuant to the foregoing provisions, Tara Minerals has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      Tara Minerals has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

                       TARA MINERALS CORP. AND SUBSIDIARY
                   (A Subsidiary of Tara Gold Resources Corp.)
                         (An Exploration Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       FOR
                       THE NINE MONTHS ENDED JULY 31, 2007
                           YEAR ENDED OCTOBER 31, 2006
                                       And
         THE PERIOD FROM INCEPTION (MAY 12, 2006) THROUGH JULY 31, 2007

                       TARA MINERALS CORP. AND SUBSIDIARY
                   (A Subsidiary of Tara Gold Resources Corp.)
                         (An Exploration Stage Company)

                                    CONTENTS



FINANCIAL STATEMENTS

  Report of Independent Registered Public Accounting Firm                   1

  Consolidated Balance Sheets                                               2

  Consolidated Statements of Operations and Comprehensive Loss              3

  Consolidated Statements of Stockholder's Equity                           4

  Consolidated Statements of Cash Flows                                   5-6

  Notes to the Consolidated Financial Statements                         7-15

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Tara Minerals Corp. and Subsidiary

We have audited the accompanying consolidated balance sheet of Tara Minerals Corp., Inc. (a Nevada corporation) as of October 31, 2006, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the period from Inception (May 12, 2006) through October 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tara Minerals Corp as of October 31, 2006, and the results of its operations and its cash flows for the period from Inception (May 12, 2006) through October 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Mendoza Berger & Company, LLP




Irvine, California
May 18, 2007

                        TARA MINERALS CORP.AND SUBSIDIARY
                   (A Subsidiary of Tara Gold Resources Corp.)
                         (An Exploration Stage Company)
                           CONSOLIDATED BALANCE SHEETS

                                                     July 31,      October 31,
                                      Assets           2007            2006
                                                     --------      -----------
                                                   (Unaudited)      (Audited)
  Current assets:
  Cash and cash equivalents                       $  1,060,046    $          -
  Recoverable value added taxes                        264,557               -
  Other receivables                                      4,778               -
  Due from related parties, net                        409,287               -
  Prepaid assets                                         8,302               -
                                                 --------------   -------------
  Total current assets                               1,746,970               -

  Property, equipment and mine development,
   net of accumulated depreciation of $11,717
   and $0 at July 31, 2007 and October 31,
   2006, respectively                                1,545,337               -
                                                 --------------   -------------

            Total assets                         $   3,292,307    $          -
                                                 ==============   =============

         Liabilities and stockholder's equity

  Current liabilities:
   Accounts payable                              $      10,527    $          -
   Accrued expenses                                      9,106               -
   Due to related parties, current portion             502,060               -
                                                 --------------   -------------
      Total current liabilities                        521,693               -

  Due to related parties, non-current portion          461,400               -
                                                 --------------   -------------
      Total liabilities                                983,093               -

  Minority Interest                                          -               -

  Commitments and contingencies                              -               -

  Stockholder's equity:
   Common stock: $.001 par value; authorized
    75,000,000 shares; issued and outstanding:
    30,000,000 shares at July 31, 2007
    and October 31, 2006, respectively                  30,000          30,000
   Additional paid-in capital                        1,134,173         (30,000)
   Common stock subscribed (5,081,000 shares)        2,540,500               -
   Deficit accumulated during exploration stage     (1,493,241)              -
   Other comprehensive income                           97,782               -
                                                 --------------   -------------
      Total stockholder's equity                     2,309,214               -
                                                 --------------   -------------
            Total                                $   3,292,307    $          -
                                                 ==============   =============



       See Accompanying Notes to these Consolidated Financial Statements.

                        TARA MINERALS CORP.AND SUBSIDIARY
                   (A Subsidiary of Tara Gold Resources Corp.)
                         (An Exploration Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                       AND
                               COMPREHENSIVE LOSS


                                                                  Period from
                                    For the Nine   For the Nine    inception      From inception
                                    months ended   months ended   May 12, 2006,    May 12, 2006
                                    July 31, 2007  July 31, 2006  to October 31,  to July 31, 2007
                                     (Unaudited)    (Unaudited)        2006        (Unaudited)
                                    -------------  -------------  ------------- ----------------

Mining Revenue                      $          -   $          -   $          -  $             -

Exploration expenses                     104,757              -              -          104,757
Operating, general, and administrative
 expenses                              1,299,450              -              -        1,299,450
Depreciation                              11,717              -              -           11,717
                                    -------------  -------------  ------------- ----------------
      Total expenses                   1,311,167              -              -        1,311,167
                                    -------------  -------------  ------------- ----------------
          Net operating loss          (1,415,924)             -              -       (1,415,924)

Non-operating (income) expense
       Interest (income)                 (15,341)             -              -          (15,341)
       Other (income)                        (12)             -              -              (12)
       Interest expense                   92,675              -              -           92,675
                                    -------------  -------------  ------------- ----------------
                                         (77,322)             -              -          (77,322)

   Minority interest                           5              -              -                5
                                    -------------  -------------  ------------- ----------------
      Net loss                        (1,493,241)             -              -       (1,493,241)
Other comprehensive income:
       Foreign currency translation       97,782              -              -           97,782
                                    -------------  -------------  ------------- ----------------
           Comprehensive loss       $ (1,395,459)             -              -  $    (1,395,459)
                                    =============  =============  ============= ================

   Net loss per share, basic
     and diluted                    $      (0.05)             -   $      (0.00)
                                    =============  =============  =============

   Weighted average number of shares  30,000,000              -        174,419
                                    =============  =============  =============

         Accompanying Notes to these Consolidated Financial Statements.

                        TARA MINERALS CORP.AND SUBSIDIARY
                   (A Subsidiary of Tara Gold Resources Corp.)
                         (An Exploration Stage Company)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY


                                                                                              Accumulated
                               Common Stock     Additional      Common           Other       Deficit During
                                                 Paid In        Stock         Comprehensive   Exploration
                             Shares     Amount   Capital       Subscribed        Income          Stage          Total
                             ---------------------------------------------------------------------------------------------

 Balance at inception
 (May 12, 2006 )                  -   $      -   $       -    $        -        $      -       $        -      $      -

 Founders shares, issued
 October 31, 2006        30,000,000     30,000     (30,000)            -               -                -             -

 Net income                       -          -           -             -               -                -             -
                        ------------ ---------- -----------   -----------     -----------     ------------   -----------

Balance at October 31,
  2006                   30,000,000     30,000     (30,000)            -               -                -             -

Common stock subscribed
  (5,081,200 shares)              -          -           -     2,540,500               -                -     2,540,500
Stock based compensation
   (stock options)                -          -   1,164,173             -               -                -     1,164,173
Foreign currency
 translation                      -          -           -             -          97,782                -        97,782

 Net loss                         -          -           -             -               -       (1,493,241)   (1,493,241)
                        ------------ ---------- -----------   -----------     -----------     ------------   -----------

 Balance at July 31,     30,000,000  $  30,000  $1,134,173    $2,540,500      $   97,782     $ (1,493,241)  $ 2,309,214
2007
                       ============= ========== ===========   ===========     ===========    =============  ============




       See Accompanying Notes to these Consolidated Financial Statements.

                        TARA MINERALS CORP.AND SUBSIDIARY
                   (A Subsidiary of Tara Gold Resources Corp.)
                         (An Exploration Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                        From
                                                           For the                   Inception
                                           For the Nine  Nine months  Period from     May 12,
                                           months ended     ended      inception,   2006 through
                                             July 31,      July 31,   May 12, 2006,   July 31,
                                               2007          2006     to October 31,    2007
                                            (Unaudited)  (Unaudited)       2006      (Unaudited)
                                            -----------------------------------------------------
Cash flows from operating activities:
  Net loss                                  $(1,493,241) $        -   $        -    $(1,493,241)
Adjustments to reconcile net loss to net
 cash used in operating activities:
    Depreciation                                 11,717           -            -         11,717
    Stock based compensation                  1,164,173           -            -      1,164,173
    Changes in assets and liabilities:
    Minority interest                                 5           -            -              5
    (Increase) in recoverable
     value added taxes                          (58,342)          -            -        (58,342)
    (Increase) in other receivables              (4,778)          -            -         (4,778)
    (Increase) in prepaid expenses               (8,302)          -            -         (8,302)
    Increase in accounts payable                 10,526           -            -         10,526
    Increase in accrued expenses                  9,106           -            -          9,106
                                            ------------  ----------  -----------  -------------
    Net cash used in operating activities      (369,136)          -            -       (369,136)
                                            ------------  ----------  -----------  -------------
    Cash flows from investing activities:
     Acquisition of machinery                    (8,282)          -            -         (8,282)
                                            ------------  ----------  -----------  -------------
     Net cash used in investing activities       (8,282)          -            -         (8,282)
                                            ------------  ----------  -----------  -------------

     Cash flows from financing activities:
      Proceeds from share subscription
       receivable                             2,540,500           -            -      2,540,500
      Payments toward equipment financing      (160,026)          -            -       (160,026)
      Change in due to/from related
       parties, net                          (1,040,787)          -            -     (1,040,787)
      Minority interest in net assets of
       subsidiary                                    (5)          -            -             (5)
                                            ------------  ----------  -----------  -------------
      Net cash provided by financing
       activities                             1,339,682           -            -      1,339,682
                                            ------------  ----------  -----------  -------------
      Effect of exchange rate changes
       on cash                                   97,782           -            -         97,782

      Cash and cash equivalents:
        Net increase (decrease)               1,060,046           -            -      1,060,046
        Beginning of period                           -           -            -              -
                                            ------------  ----------  -----------  -------------
        End of period                       $ 1,060,046   $       -            -   $  1,060,046
                                            ============  ==========  ===========  =============




       See Accompanying Notes to these Consolidated Financial Statements.

                        TARA MINERALS CORP.AND SUBSIDIARY
                   (A Subsidiary of Tara Gold Resources Corp.)
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (CONTINUED)


                                                                                       From
                                                           For the                   Inception
                                           For the Nine  Nine months  Period from     May 12,
                                           months ended     ended      inception    2006 through
                                             July 31,      July 31,   May 12, 2006,   July 31,
                                               2007          2006     to October 31,    2007
                                            (Unaudited)  (Unaudited)      2006       (Unaudited)
                                            -----------------------------------------------------
SUPPLEMENT DISCLOSURE OF CASH
     FLOW INFORMATION
      Interest paid                         $        -  $         -   $        -    $        -
      Income taxes paid                     $        -  $         -   $        -    $        -

NON-CASH TRANSACTIONS
   Acquisition of property and equipment
    through debt                            $  167,072  $         -   $        -    $  167,072

   Purchase of mining concession paid by
     debt to related party plus capitalized
     interest                               $1,381,700  $         -   $        -    $1,381,700

   Recoverable value-added taxes incurred
     through additional debt and due to
     related party                          $  206,215  $         -   $        -    $  206,215

      Stock-based compensation              $1,164,173  $         -   $        -    $1,164,173









       See Accompanying Notes to these Consolidated Financial Statements.

                                 TARA MINERALS CORP.
                     (A Subsidiary of Tara Gold Resources Corp.)
                            (An Exploration Stage Company)
                            NOTES TO FINANCIAL STATEMENTS


Note 1.     Nature of Business and Significant Accounting Policies

Nature of business and principles of consolidation:
---------------------------------------------------

Tara Minerals Corp. (the "Company") was organized May 12, 2006 under the laws of the State of Nevada. The Company currently is engaged in the acquisition, exploration and development of mineral resource properties in Mexico. The Company owns 99.9% of common stock of American Metal Mining, S.A. de C.V. (the "subsidiary"), which was established in December 2006 and operates in Mexico. On August 10, 2007, Tara Minerals took delivery of the shares of American Metal Mining. Payment in full for these shares was issued September 21, 2007. All financial information in these financial statements is based in US dollars, the Company's functional currency. The Company currently has no revenue-producing operations and, in accordance with Statement of Financial Accounting Standard
(SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," is considered an Exploration Stage Company.

Tara Minerals Corp. is also the wholly-owned subsidiary of Tara Gold Resources Corp., a public traded company listed on the pink sheets of the U.S. public securities market.

The consolidated financial statements include the financial statements of the Company and its 99.9% owned subsidiary. All amounts are in U.S. dollars unless otherwise indicated. All significant inter-company balances and transactions have been eliminated in consolidation.

The subsidiary's functional currency is the U.S. dollar. As a result, the financial statements of the subsidiary have been re-measured from Mexican pesos into U.S. dollars using (i) current exchange rates for monetary asset and liability accounts, (ii) historical exchange rates for non-monetary asset and liability accounts, (iii) historical exchange rates for revenues and expenses associated with non-monetary assets and liabilities and (iv) the weighted average exchange rate of the reporting period for all other revenues and expenses. In addition, foreign currency transaction gains and losses resulting from U.S. dollar denominated transactions are eliminated. The resulting re-measurement loss as recorded to other comprehensive (loss) income. Current and historical exchange rates are not indicative of what future exchange rates will be and should not be construed as such.

Relevant exchange rates used in the preparation of the financial statements for the subsidiary are as follows for the nine months ended July 31, 2007 (Mexican pesos per one U.S. dollar). There were no foreign currency transactions for the period ended October 31, 2006.

                                                                July 31, 2007
                                                                -------------

      Current exchange rate                                  Ps.   10.9812
      Weighted average exchange rate for the period ended    Ps.   10.9165

Other comprehensive income for the nine months ended July 31, 2007 is $97,782.

                                 TARA MINERALS CORP.
                     (A Subsidiary of Tara Gold Resources Corp.)
                            (An Exploration Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies (cont'd)

A summary of the Company's significant accounting policies is as follows:
-------------------------------------------------------------------------

Estimates
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of July 31, 2007 and October 31, 2006.

Property and Equipment and Mining Concessions
---------------------------------------------

Mining concessions and acquisitions, exploration and development costs relating to mineral properties will be deferred until the properties are brought into production, at which time they will be amortized on the unit of production method based on estimated recoverable reserves. The amounts, at which mineral properties and the related deferred costs are recorded, do not necessarily reflect present or future values.

The recoverability of the book value of each property will be assessed annually for indicators of impairment such as adverse changes to any of the following:

     o    estimated recoverable ounces of gold
     o    estimated future commodity prices
     o estimated expected future operating costs, capital expenditures and reclamation expenditures

If it is determined that the deferred costs related to a property are not recoverable over its productive life, or when events or changes in the property indicate that carrying amounts are not recoverable. those costs will be written down to estimated fair value as a charge to operations in the period in which the determination is made. Deferred costs attributable to the Company's properties will be reviewed at each balance sheet date to determine whether there is any indication of impairment.

Certain   mining  plant  and  equipment   included  in  mine   development   and
infrastructure will be depreciated on a straight-line basis over their estimated useful lives from 3 - 7 years.

                                 TARA MINERALS CORP.
                     (A Subsidiary of Tara Gold Resources Corp.)
                            (An Exploration Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies (cont'd)

Other non-mining assets will be recorded at cost and depreciated on a straight-line basis over their estimated useful lives from 3 - 7 years.

Revenue recognition
-------------------

Revenue from the sale of bullion, concentrate and industrial metals will be recognized when ownership passes to the purchaser at which time the following conditions are met:

     i)   persuasive evidence that an agreement exists;
     ii) the risks and rewards of ownership pass to the purchaser including delivery of the product;
     iii) the selling price is fixed and determinable, and
     iv)  collectibility is reasonably assured.

Reclamation and remediation costs (asset retirement obligations)
----------------------------------------------------------------

In August 2001, the FASB issued Statements of Financial Accounting Standards
(SFAS) No. 143, "Accounting for Asset Retirement Obligations", which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement was adopted January 1, 2004. Reclamation costs are allocated to expense over the life of the related assets and are periodically adjusted to reflect changes in the estimates present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and abandonment costs.

Future remediation costs for reprocessing plant and buildings are accrued based on management's best estimate at the end of each period of the undiscounted costs expected to be incurred at a site. Such cost estimates include, where applicable, ongoing care, maintenance and monitoring costs. Changes in estimates are reflected in earnings in the period an estimate is revised. There were no reclamation and remediation costs accrued as of July 31, 2007 and October 31, 2006.

Exploration expenses
--------------------

Exploration costs not directly associated with proving reserves on the Company's mining concessions are charged to operations as incurred.

Stock-based compensation
------------------------

The Company adopted SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"), on May 12, 2006, which requires the measurement and recognition of compensation expense for all share-based awards made to employees and directors, including employee stock options and shares issued through its employee stock purchase plan, based on estimated fair values.

                                 TARA MINERALS CORP.
                     (A Subsidiary of Tara Gold Resources Corp.)
                            (An Exploration Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies (cont'd)

Income taxes
------------

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Net loss per common share
-------------------------

Net loss per share is calculated in accordance with SFAS No. 128, "Earnings Per Share." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding since inception. As of July 31, 2007 and October 31, 2006 the Company had no potentially dilutive common shares.

The 1,000,000 options disclosed in Note 6 could potentially dilute basic Earnings Per Share in the future but have not been included in the computation of diluted Earnings Per Share because to do so would have been antidilutive as of July 31, 2007.

Recent Accounting Pronouncements
--------------------------------

In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments--an Amendment of FASB Statements No. 133 and 140" ("SFAS No. 155"). SFAS No. 155 allows financial instruments that contain an embedded derivative and that otherwise would require bifurcation to be accounted for as a whole on a fair value basis, at the holders' election. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect that the adoption of SFAS No. 155 will have a material impact on our financial condition or results of operations.

In June 2006, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 06-3, "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)" ("EITF 06-3"). EITF 06-3 provides that the presentation of taxes assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer on either a gross basis (included in revenues and costs) or on a net basis

                                 TARA MINERALS CORP.
                     (A Subsidiary of Tara Gold Resources Corp.)
                            (An Exploration Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies (cont'd)

(excluded from revenues) is an accounting policy decision that should be disclosed. The provisions of EITF 06-3 will be effective for us as of January 1, 2007. We do not expect that the adoption of EITF 06-3 will have a material impact on our consolidated financial statements.

In July 2006, the FASB issued FIN 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the recognition threshold and measurement of a tax position taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes. We are currently evaluating the requirements of FIN 48 and the impact this interpretation may have on our financial statements.

In September 2005, the SEC Staff issued SEC Staff Accounting Bulletin 107, "Implementation Guidance for FASB 123 (R)." The staff believes the guidance in the SAB will assist issuers in their initial implementation of Statement 123R and enhance the information received by investors and other users of financial statements, thereby assisting them in making investment and other decisions. This SAB includes interpretive guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financials instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or calendar year 2006 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does

                                 TARA MINERALS CORP.
                     (A Subsidiary of Tara Gold Resources Corp.)
                            (An Exploration Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

Note 2.     Property, equipment and mine development

                                                  July 31,        October 31,
                                                    2007             2006
                                                  --------        -----------
     Mining concessions:
        Pilar (a)                                $  759,961        $       -
        Don Ramon (b)                               521,739                -
        Las Nuvias (c)                              100,000                -
                                                ------------      -----------
      Mining concession                           1,381,700                -
      Machinery and equipment                       175,354                -
                                                ------------      -----------
                                                  1,557,054                -
      Less - accumulated depreciation               (11,717)               -
                                                ------------      -----------
                                                $ 1,545,337       $        -
                                                ============      ===========

a. In September 2006 another subsidiary of Tara Gold Resources Corp., the Company's parent, acquired the Pilar de Mocribo Prospect (Pilar) from an unrelated third party for $800,000 plus $120,000 of value added tax. This property was then assigned to the Company in January 2007. The Company is required to repay the other subsidiary of its parent for this mining concession as follows (including the applicable value added tax):

          Fiscal Year
          -----------

             2007                               $         -
             2008                                   322,000
             2009                                   471,500
                                               ------------
                                                $   793,500
                                               ============

   In accordance with Accounting Principles Board Opinion 21 "Interest on Receivables and Payables" (APB21), the future payments of the total payment amount of $800,000 has been discounted using the incremental borrowing rate of 5.01%. As of July 31, 2007, the present value of future payments is as follows:

                                       Debt             IVAT            Total
                                       ----             ----            -----

      Total Debt                  $  690,000        $  103,500    $    793,500
      Imputed interest               (40,039)                -         (40,039)
                                 ------------      ------------  --------------
      Present value of future
          payments                   649,961           103,500         753,461
      Less: current portion         (250,061)          (42,000)       (292,061)
                                 ------------      ------------  --------------
                                  $  399,900        $   61,500    $    461,400
                                 ============      ============  ==============

                                 TARA MINERALS CORP.
                     (A Subsidiary of Tara Gold Resources Corp.)
                            (An Exploration Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 2.           Property, equipment and mine development (cont'd)

b. On January 8, 2007 the Company amended its October 2006 agreement to acquire the Don Ramon Prospect (Don Ramon) from an unrelated third party for $521,739 plus $78,261 of value added tax. The purchase price was paid in full in January 2007. This property was assigned to the Company in January 2007 by the Company's parent.

c. On January 8, 2007 the Company amended its October 2006 agreement to acquire the Las Nuvias Prospect (Las Nuvias) for $100,000 plus $15,000 of value added tax from an unrelated third party. The purchase price was paid in full in January 2007. This property was assigned to the Company in January 2007 by the Company's parent.

Note 3.     Stockholders' Equity

The authorized common stock of the Company consists of 75,000,000 shares with par value of $0.001. On October 31, 2006 the Company issued 30,000,000 shares of its $0.001 par value common stock as Founders' shares to its parent company.

On November 28, 2006, the Company authorized a private placement of its common stock of up to 6,000,000 shares of stock at $0.50 per share for a total of $3,000,000. The shares of common stock are restricted under Rule 144 and have not been registered with the Securities and Exchange Commission. As of July 31, 2007 the Company has collected $2,540,500 in Share Stock Subscribed representing 5,081,000 common shares subscribed.

In January 2007, the Company signed a marketing agreement with an independent third party with compensation of 1,500,000 common shares valued at $0.50 per share. As of July 31, 2007 the third party had not started work towards the contract nor had the shares been issued.

In February 2007, the Company issued stock options to the officers of the Company. See footnote 6.

Note 4.  Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period. The total net operating loss to be carried forward at July 31, 2007 is $1,493,241.

The components of the Company's deferred tax asset as of July 31, 2007 and October 31, 2006 are as follows:

                                               2007        2006
                                              ------      ------

      Net operating loss carry forward      $ 522,634   $       -

                                 TARA MINERALS CORP.
                     (A Subsidiary of Tara Gold Resources Corp.)
                            (An Exploration Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 4.  Income Taxes (cont'd)

      Valuation allowance                  (522,634)          -
                                          ----------  ---------

      Net deferred tax asset              $       -   $       -
                                          =========   =========

      A reconciliation of the statutory income taxes rate and the effective rate is as follows:

                                             2007        2006
                                             ----        ----

      Tax at statutory rate                    35%         35%
      Valuation allowance                     (35%)       (35%)
                                          ---------   ---------
                                                -           -
                                          =========   =========

The net federal operating loss carry forward will expire in 2026. This carry forward may be limited upon the consummation of a business combination under IRC
Section 381 or certain ownership changes, as defined in IRC Section 382.

Note 5.  Related Party Transactions

The Company is a subsidiary of Tara Gold Resources Corp. As of April 30, 2007 another subsidiary of Tara Gold Resources Corp., Corporacion Amermin, S.A. de C.V. ("Amermin"), made the arrangements to purchase all properties listed in
Note 2. These properties were assigned to the Company's subsidiary American Metal Mining, S.A. de C.V ("American Metal Mining") as of January 2007. American Metal Mining will make payments to Amermin and Amermin will make payments related to the original purchase agreement for the Pilar mining concession described in note 2a above. Due to related parties, both current and non-current portions for Pilar, is $793,500 as of July 31, 2007.

In January 2007, Amermin paid the entire balance of Don Ramon and Las Nuvias concessions described in notes 2b and 2c above. Per the assignment agreement, transferring the property to American Metal Mining, the Company will make payments to Amermin to repay for the amounts paid plus related IVAT. As of July 31, 2007 the Company owed Amermin $210,000.

As of July 31, 2007 the Company had advanced $429,734 in cash to related parties in the form of short term loans. The receivables, denoted as due from related parties on the balance sheet, accrue no interest and are payable on November 30, 2007. Subsequent to July 31, 2007 $12,287 was repaid to the Company.

There were no related party transactions as of October 31, 2006.

An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. American Metal Mining shares office space with Amermin in Mexico at no charge.

                                 TARA MINERALS CORP.
                     (A Subsidiary of Tara Gold Resources Corp.)
                            (An Exploration Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 6.  Stock Compensation

On February 1, 2007, the Company adopted the following stock option plans:

     o    Incentive Stock Option Plan
     o    Nonqualified Stock Option Plan
     o    Stock Bonus Plan

The Company's 2007 stock option plans, which are shareholder approved, permit the grant of share options and shares to its officers for up to 1,000,000 shares of common stock with an exercise price of $.05 to two of the Company's officers for compensation which expire February 1, 2010.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatilities are based on volatilities from the Company's traded common stock. The expected term of options granted is estimated at half of the contractual term as noted in the individual option agreements and represents the period of time that options granted are expected to be outstanding. The risk-free rate for the periods within the contractual life of the option is based on the U.S. Treasury bond rate in effect at the time of grant for bonds with maturity dates at the estimated term of the options.

                                                      2007
                                                     ------

                    Expected volatility              163.90%
                    Weighted-average volatility      163.90%
                    Expected dividends                     0
                    Expected term (in years)             2.7
                    Risk-free rate                     4.92%

A summary of option activity under the Plan as of July 31, 2007, and changes during the period then ended is presented below:


                                                         Weighted-
                                              Weighted-   Average
                                              Average    Remaining   Aggregate
                                              Exercise  Contractual  Intrinsic
 Options                            Shares      Price       Term       Value
 ------------------------------------------------------------------------------

Outstanding at October 31, 2006          -
   Granted                       1,000,000      $0.05
   Exercised                             -          -
   Forfeited or expired                  -          -
                                 ---------      -----
Outstanding at July 31, 2007     1,000,000      $0.05        2.7    $1,164,173
                                 =========      =====        ===    ==========

Exercisable at July 31, 2007     1,000,000      $0.05        2.7    $1,164,173
                                 =========      =====        ===    ==========

All shares were vested at July 31, 2007.

                                TABLE OF CONTENTS
                                                                           Page
PROSPECTUS SUMMARY ..............................................
RISK FACTORS ....................................................
DILUTION AND COMPARATIVE SHARE DATA..............................
MARKET FOR TARA MINERALS' COMMON STOCK ..........................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION ......................................
BUSINESS.........................................................
MANAGEMENT ......................................................
PRINCIPAL SHAREHOLDERS...........................................
SELLING SHAREHOLDERS.............................................
DESCRIPTION OF SECURITIES........................................
LEGAL PROCEEDINGS................................................
INDEMNIFICATION .................................................
AVAILABLE INFORMATION............................................
FINANCIAL STATEMENTS.............................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Tara Minerals. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

      Until _______, 2007 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     Information Not Required in Prospectus

Item 24. Indemnification of Officers and Directors

     The Nevada Revised Statutes provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 25. Other Expenses of Issuance and Distribution.

      The following table shows the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered.

         SEC Filing Fee                                        $    102
         Blue Sky Fees and Expenses                                 500
         Printing Expenses                                          200
         Legal Fees and Expenses                                 25,000
         Accounting Fees and Expenses                            10,000
         Miscellaneous Expenses                                   4,198
                                                              ---------
                  TOTAL                                         $40,000
                                                              =========

         All expenses other than the SEC filing fee are estimated.

Item 26. Recent Sales of Unregistered Securities.

      The following lists all shares issued by the Company since its inception.

Name                                 Date        Shares    Consideration
----                                 ----        ------    -------------

Tara Gold Resources Corp.          5/25/06   30,000,000    $     300
Qualico Capital Corp.              1/30/07    1,500,000    Services Rendered
Affrunti, Peter and/or Frances *  12/22/06       10,000    $   5,000
Anderson, David *                 12/06/06       30,000    $  15,000
Anderson, Zak *                   12/08/06       40,000    $  20,000
Bennett, Mary *                   12/21/06       25,000    $  12,500
Boelander, Cal *                  12/05/06      400,000    $ 200,000
Boerio, Michael *                 12/14/06       20,000    $  10,000
Boyce, Patrick                     2/06/07       20,000    $  10,000
Buckle, Albert                     1/22/07       30,000    $  15,000
Bucknell, Phillip *               12/14/06       25,000    $  12,500
Corner, Dan and Cheryl             1/27/07        4,000    $   2,000
Cottone, Carol A. *               12/06/06        3,000    $   1,500
Crona, Johan *                    12/18/06       50,000    $  25,000

Name                                 Date        Shares    Consideration
----                                 ----        ------    -------------

Crona, Nils *                     12/14/06      100,000    $  50,000
Dhalander, Peter *                 1/22/07      200,000    $ 100,000
Dhalander, Peter *                12/13/06      300,000    $ 150,000
Dopkey, Bob *                     12/16/06       50,000    $  25,000
Drew, Warren *                     1/19/07       40,000    $  20,000
Dropkin, Joel *                    1/11/07      100,000    $  50,000
Eckart, Kile                      12/05/06      500,000    $ 250,000
Finnigan, James R. *              12/06/06       20,000    $  10,000
Finnigan, Robert *                12/06/06       20,000    $  10,000
Free, Dennis                       1/18/07        2,000    $   1,000
Frost, Stephen                     1/16/07       30,000    $  15,000
Hall, Marty *                     12/15/06       30,000    $  15,000
Healey, Malcolm H.                 2/01/07        5,000    $   2,500
Healey, Robert V.                  1/24/07       10,000    $   5,000
Hearon, Mark *                    12/27/06       10,000    $   5,000
Helper, Chaz *                    12/15/06      600,000    $ 300,000
HJB Enterprises Ltd *             12/09/06       20,000    $  10,000
Jarka, John                       12/08/06       10,000    $   5,000
Jester, Matt                       1/26/07       10,000    $   5,000
Kahovec, John                      1/30/07        2,000    $   1,000
Kahovec, Martin                   12/16/06       10,000    $   5,000
Kahovec, Matt *                   12/22/06      100,000    $  50,000
Kisler, Don *                      1/19/07       30,000    $  15,000
Lancon, Brad A.                   12/14/06        6,000    $   3,000
Lancon, Brent J.                  12/14/06        6,000    $   3,000
Lippoldt, Keith                   12/22/06       20,000    $  10,000
Madden, Frank                      1/30/07       10,000    $   5,000
Majzner, Kurt                     12/19/06        6,000    $   3,000
Marcou, John *                     1/26/07       20,000    $  10,000
Masluk, Oleh                       12/7/06        5,000    $   2,500
Metzel, Gerald *                   12/6/06       40,000    $  20,000
Metzel, Jeff *                     12/6/06        2,000    $   1,000
Metzel, Leonard *                  12/6/06      160,000    $  80,000
Norikane, Bob *                   12/22/06       50,000    $  25,000
O'Connor, Michael T. *             2/01/07       80,000    $  40,000
Oldenburger, John *               12/10/06       40,000    $  20,000
O'Neil, Sarah *                   12/18/06       20,000    $  10,000
Pillai, Sanjiv *                   1/24/07       72,000    $  36,000
Pitts, Charles and Trudy          12/06/06       50,000    $  25,000
Pitts, Miles                      12/14/06       20,000    $  10,000
Prosi, Robert J.                  12/26/06       20,000    $  10,000
Radice, Diane *                   12/22/06        2,000    $   1,000
Saldanha, Steve                   12/18/06       15,000    $   7,500
Sandeno, Mark *                   12/08/06        6,000    $   3,000
Savage, Brian *                   12/05/06      250,000    $ 125,000
Senner, Mike *                    12/19/06       20,000    $  10,000
Shoupestal, Gary *                 1/29/07       30,000    $  15,000

Name                                 Date        Shares    Consideration
----                                 ----        ------    -------------

Siebolts, Dietmar                 12/12/06      100,000    $  50,000
Smallwood, Kipp *                 12/23/06      100,000    $  50,000
Smith, Paul and Lucia *           12/06/06      100,000    $  50,000
Stauffer, Franz *                 12/11/06       60,000    $  30,000
Stauffer, Franz *                 12/05/06       40,000    $  20,000
Tedesco, Sergio                   12/15/06        5,000    $   2,500
Tsai, Wei Tek *                    1/29/07      200,000    $ 100,000
Tyson, Terry *                    12/14/06      200,000    $ 100,000
Victorin, Jim *                   12/05/06      100,000    $  50,000
Walner, Phil                      12/18/06       20,000    $  10,000
Wechs, Martin *                    1/29/07      160,000    $  80,000
Weniger, Carl *                    1/19/07       30,000    $  15,000
Westphal, David *                 12/13/06       20,000    $  10,000
Zetmeir, Karl D. *                12/06/06      100,000    $  50,000
Zurbuchen, George *                1/26/07       40,000    $  20,000

*    Accredited investor

The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of the shares listed above. The persons who acquired these shares were all provided with information concerning the Company prior to the purchase of their shares. The certificates representing the shares of common stock will bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an applicable exemption from registration. The shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

Item 27. Exhibits

The following exhibits are filed with this Registration Statement:

Exhibit
Number   Exhibit Name
-------  ------------

3.1      Articles of Incorporation

3.2      Bylaws

4.1      Incentive Stock Option Plan

4.2      Non-Qualified Stock Option Plan

4.3      Stock Bonus Plan

5        Opinion of Counsel

10.1  Acquisition Agreement - Pilar de Mocoribo property

Exhibit
Number   Exhibit Name
-------  ------------

10.2     Acquisition Agreement - Don Ramon property

10.3     Acquisition Agreement - Las Nuvias property

10.4     Consulting Agreement with Qualico Capital

10.5     Assignments of mining properties

21       Subsidiaries

23.1     Consent of Attorneys

23.2     Consent of Accountants

Item 28. Undertakings

    (a) The small business issuer will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to.

            (i) Include any Prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (g) That, for the purpose of determining liability under the Securities Act to any purchaser:

      (1) If the small business issuer is relying on Rule 430B:

            (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (2) If the small business issuer is subject to Rule 430C, include the following:

      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Wheaton, Illinois on the 30th day of November 2007.


                                 TARA MINERALS CORP.


                              By:   /s/ Francis Richard Biscan
                                   -----------------------------
                                   Francis Richard Biscan, Jr., President

                                    /s/ Clifford A. Brown
                                   ------------------------------
                                   Clifford A. Brown, Chief Financial Officer
                                   and Principal Accounting Officer


     In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                            Title                    Date
---------                            -----                    -----

/s/ Francis Richard Biscan          Director             November 30, 2007
----------------------------------
Francis Richard Biscan, Jr.


/s/ Clifford A. Brown               Director             November 30, 2007
----------------------------------
Clifford A. Brown

                               TARA MINERALS CORP.

                                    FORM SB-2

                                 AMENDMENT NO. 3



                                    EXHIBITS















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